EXHIBIT 99.1

Total Entertainment Restaurant Corp. Reports Fourth Quarter and Year End Sales and Intent to Adjust Historical Financial Statements

WICHITA, Kan., Jan. 24, 2005 (PRIMEZONE) -- Total Entertainment Restaurant Corp. (Nasdaq:TENT) today reported sales for the 16-week fourth quarter ended December 28, 2004.

Total sales for the fourth quarter increased 19.4% versus last year to $52.7 million, and comparable store sales increased 1.4 percent for the fourth quarter. Total sales for the 2004 fiscal year increased 22.6% versus last year to $149.2 million, and comparable store sales increased 1.1% for the year.

Diluted earnings per share for the fourth quarter are expected to be within the stated range of guidance of $0.42 to $0.44, excluding the potential impact of any adjustments to the company's accounting for rent and/or depreciation of leasehold improvements as discussed below.

The company leases all but one of its properties on which significant improvements have been made. Several other publicly-traded restaurant companies have recently announced their intention to restate previously issued financial statements as a result of a change in interpretation of existing generally accepted accounting principles ("GAAP") applicable to certain leases or leasehold improvements. The restatements generally arise from revisions to accounting for lease renewal options and/or rent escalations in computing rent expense for operating leases by requiring the use of the same lease term in determining the operating or capital classification of a lease, rent expense thereunder, and depreciable lives of related leasehold improvements. The company expects to restate it prior financial statements consistent with the restatements made by other restaurant companies. The adjustments in the company's restated financial statements will reflect material changes in its property and equipment, current and long-term liabilities, depreciation and amortization charges, rent expense, and interest expense for the applicable periods. These adjustments will have no impact on revenues, comparable store sales or cash balances.

The company is working diligently with its independent accountants to complete its review of this matter and quantify the impact on each of the prior periods affected. Once the company's review is completed, and the independent accountants have concurred with the company's interpretation of the applicable accounting principles, the company expects to restate its historical financial statements. Accordingly, investors are cautioned not to rely on the company's historical financial statements for the periods noted. The company expects to complete its review of this matter prior to releasing complete fourth quarter and fiscal year 2004 results.

The company plans to release complete fourth quarter fiscal 2004 results after the market closes on Thursday, February 24, 2005, and a conference call will be held on Friday morning, February 25, 2005, at 10:00 a.m. EST. The call in number is 1-800-857-1738, and the confirmation code is "TENT". A recorded replay of the conference call will be available beginning February 25, 2005 through March 11, 2005. The replay call in number is 1-866-378-0633.

Wichita-based Total Entertainment Restaurant Corp. owns and operates 75 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONTACT:  Total Entertainment Restaurant Corp.
          Jim Zielke
          InvestorRelations@totent.com
          316/634-0505, Ext. 6221